Exhibit 10.1

Execution Version

AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement (this “Amendment”) is made and entered into as of January 25, 2024, by and between Allarity Therapeutics, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Securities Purchase Agreement (the “Purchase Agreement”) was made and entered into as of January 18, 2024, pursuant to which the Company agreed to sell and issue to each Purchaser, a senior convertible note (the “Notes”), convertible into shared of the Company’s common stock, par value $0.0001 per share, in an aggregate principal amount of up to $1,540,000;

WHEREAS, Section 5.5 of the Purchase Agreement provides that the Purchase Agreement may be amended by execution of a written instrument signed by the Purchasers which purchased at least 50.01% in interest of the Notes; and

WHEREAS, the Purchasers and the Company desire to amend the Purchase Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Amendment to the Purchase Agreement.

The Section 4.22 of the Purchase Agreement is hereby deleted in its entirety and replaced by the following:

“Registration Statement. Upon Purchaser’s request (the “Purchaser’s Request”), which can be made at any time beginning 90 calendar days after the First Closing Date, the Company shall file a Registration Statement on Form S-3 (or on Form S-1 if Form S-3 is not available to the Company) (the “Registration Statement”), as soon as practicable (and in any event within fifteen (15) calendar days of the date of the Purchaser’s Request), providing for the resale by the Purchasers of the Underlying Shares issued and issuable upon conversion of the Notes, or shall include such Underlying Shares issued and issuable upon conversion of the Notes in any other registration statement on Form S-3 or Form S-1 filed by the Company. The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective within forty-five (45) calendar days following the Purchaser’s Request and to keep such Registration Statement effective at all times (except for any periods in connection with the filing of post-effective amendments as reasonably determined by Company Counsel to be required) until the Purchaser no longer owns any shares of Common Stock or Underlying Shares issuable upon conversion of the Notes.”

2.  No Other Modification. Except as specifically amended by the terms of this Amendment, all terms and conditions set forth in the Purchase Agreement shall remain in full force and effect, as applicable.

3.  Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any rule or principle that might refer the governance or construction of this Amendment to the Laws of another jurisdiction.

4.  Entire Agreement. This Amendment contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained therein and may not be contradicted by evidence of any alleged oral agreement. Capitalized terms used herein without definition shall have the same definition ascribed thereto in the Purchase Agreement.

5.  Further Assurances. Each party to this Amendment agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Amendment.

6.  Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument. Facsimile, .pdf and other electronic execution and delivery of this consent is legal, valid and binding for all purposes.

7.  Headings. The descriptive headings of the various provisions of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective for all purposes as of the date first above written.

The Purchaser:

3i, LP

By:	/s/ Maier J. Tarlow
Name: Maier J. Tarlow
Title: Manager on Behalf of the GP

The Company:

ALLARITY THERAPEUTICS, INC.

By:	/s/ Thomas Jensen
Name: Thomas Jensen
Title: Chief Executive Officer

[Signature Page to Amendment to Purchase Agreement]